ASSET PURCHASE AND SALE AGREEMENT

                                  By and Among

                               Power Direct, Inc.,
                             a Delaware corporation,

                                       and

                        Rising Phoenix Development Ltd.,
                         a British Columbia corporation.

THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement") is nude and entered into in duplicate this fifteenth day of November, 1999, by and among Power Direct, inc., a Delaware corporation ("Purchaser"), and Rising Phoenix Development Group Ltd., a British Columbia corporation ("Seller"), and provides for the Purchaser to acquire all of the business assets of the Seller, subject to the liabilities assumed pursuant to the provisions of this Agreement by the Purchaser and no other liabilities, on the terms and subject to the conditions specified in this Agreement.

                                    RECITALS

     A. The Purchaser desires to acquire, on the terms and subject to the conditions specified in this Agreement, the business of the Seller insofar as the same is conducted by the use of the Acquired Assets (as that term is defined the provisions of Section 1.1 of this Agreement).

     B. The Seller believes that it is in the best interests of the Seller, and, therefore, it desires, to sell the Acquired Assets to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the capitalized terms specified in this Agreement shall have the meanings and definitions specified and indicated by the provisions of this Article I, unless a



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different and common meaning of such a term is clearly indicated by the context, and variants and derivatives of the those terms shall have correlative meanings. To the extent that certain of the definitions specified in this Article I suggest; indicate or express agreements between or among parties to this Agreement, or contain representations, warranties or covenants of a party, the parties agree to the same, by execution of this Agreement. Agreements, representations, warranties and covenants specified in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties and covenants specified elsewhere in this Agreement, and the article, section or paragraph of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect on the same.

     1.1 "Acquired Assets". The assets of the Seller being acquired by the Purchaser pursuant to the provisions of this Agreement, as specified on Schedule
2.1 of this Agreement, and all other assets of the Seller, tangible or intangible, including contractual, warranty and other rights, the use or value of which will come within the Control (as that term is defined by the provisions of Section 1.15 of this Agreement) by the Purchaser when the Transaction (as that term is defined by the provisions of Section 1.36 of this Agreement) is consummated.

     1.2 "Acquired Business". The business conducted by the Seller in which the Seller utilized the Acquired Assets, as described on Schedule 2.1 to this Agreement.

     1.3 "Acquired Facilities". All office space, warehouses, stores, plants, production facilities, manufacturing facilities, fixtures, furniture, office equipment, computer equipment, common areas, storage facilities, rights of way, driveways, and improvements owned or leased by the Seller or otherwise used by the Seller in connection with the operation of its business or leased or subleased by the Seller to other person or Entities, but only to the extent that the same consist of Acquired Assets.

     1.4 "Affiliate". When used with respect to a person, an "Affiliate" of that person is a person controlling, controlled by, or under common control with that person.

     1.5 "Agreement". This Asset Purchase and Sale Agreement, including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection wit the Transaction or this Agreement, and including, but not limited to, all duly and validly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.

     1.6 "Assumed Liabilities". The Liabilities (as that term is defined by the provisions of Section 1.22 of this Agreement) of the Seller being assumed by the Purchaser pursuant to the provisions of this Agreement, as specifically identified in Schedule 2.1 to this Agreement, and no other Liabilities of the Seller or the Acquired Business.

     1.7 "Audited Financial Statements". The balance sheet, income statement, statement of


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stockholders'  equity,  and  statement  of cash  flows  or,  in  each  instance, equivalent statements of the respective, subject corporation as commonly provided to such corporation's shareholders, as at December 31, 1998, and for the three (3) years then ended, as reported on by Auditors.

     1.8 "Auditors". Independent certified public accountants currently retained for the purpose of auditing financial statements of the respective, particular person.

     1.9 "Business Day". Any day that is not a Saturday, Sunday or day on which banks in Wilmington, Delaware are authorized to close.

     1.10 "Closing". The completion and consummation of the Transaction, to occur as contemplated in Article II of this Agreement.

     1.11 "Closing Date". The date on which the Closing actually occurs, which shall be no later than December__, 1999, unless otherwise agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing specified in Article VII of this Agreement.

     1.12 "Closing Time". The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

     1.13 "Code". The Internal Revenue Code of 1986, as amended and in effect on the date the parties sign this Agreement.

     1.14 "Consideration". (i) Three million eight hundred thousand (3,800,000) shares of $.0001 par value common stock of the Purchaser to be issued by the Purchaser to the Seller at the Closing ("Subject Shares"); and (ii) Seventy-Five Thousand Dollars ($75,000.00), for which the Acquired Assets will be purchased from the Seller.

     1.15 "Control". Generally, the power to direct the management or affairs of an Entity.

     1.16 "Dollars" of the symbol "$" refers to and shall mean the currency of the United States of America, unless otherwise specified.

     1.17   "Entity".   A   corporation,   trust,   association,   municipality,
partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business, whether active or passive.

     1.18 "ERISA". The Employee Retirement Income Security Act of 1974, as amended and in effect at the time of execution of this Agreement.

     1.19  "GAAP".   Generally   Accepted   Accounting   Principles  as  applied
consistently in the United States of America, as in effect on the date of any statement, report or determination that



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purports to be, or is required to be,  prepared or made in accordance with GAAP.
All references in this Agreement to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

     1.20 "Inventories". The stock of raw materials, work-in-process and finished goods, including, but not limited to, finished goods purchased for resale, held by the Seller for manufacturing, assembly, processing, finishing, sale, or resale to others from time to time in the ordinary course of the business of the Seller, in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, or similar processes.

     1.21 "IRS". The United States Internal Revenue Service.

     1.22 "Liabilities". At any time ("Determination Time"), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, resulting in any way from facts, events, agreements, obligations or occurrences that existed, occurred or transpired at a prior time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (a) result from previously existing agreements for services, benefits, or other considerations and (b) accrue or become payable with respect to services, benefits, or other considerations received by the person or Entity after the Determination Time.

     1.23 "Multiemployer Plan". A "multiemployer plan," as defined in Section 3(37) of ERISA or Section 414(f) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code, or of other law, and regulations adopted pursuant to ERISA, or the Code, or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.

     1.24 "Payables". Liabilities of a person or Entity resulting from the borrowing of money or the incurring of obligations for merchandise or goods purchased.

     1.25 "Pension Plan". A "pension plan" or "employee pension benefit plan," as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA; or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, & otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.


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     1.26  "Projections".  The  projections  of economic  results of the Seller, prepared quarterly through October 31, 1999, and delivered to the Purchaser pursuant to the terms of this Agreement. The Projections include projected financial results for the business operations of the Seller. The Purchaser acknowledges that projections of future economic performance are necessarily unreliable and subject to the occurrence or nonoccurrence of a variety of events, but the Seller represents and warrants that the Projections have been prepared on the basis of assumptions that are, in the judgment of the Seller, reasonable in all respects and are not, to the knowledge of the Seller, contrary in any material respect to fact or to events that have occurred or are presently in existence.

     1.27 "Proprietary Information". For example, but without any limitation, any and all marketing and sales data, plans and strategies, financial projections, customer lists, prospective customer lists, promotional ideas, data concerning services, designs, methods, inventions, improvements, discoveries, designs whether or not patentable, "know-how", training and sales techniques and any other information of a similar nature.

     1.28 "Proprietary Rights". Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the person claiming ownership, proprietary or similar, or used by such person in connection with such person's business, whether or not the same are entitled to legal protection.

     1.29 "Purchaser". Power Direct, Inc., a Delaware corporation, which, pursuant to the provisions of this Agreement, is purchasing the Acquired Assets.

     1.30 "Receivables". Accounts receivable, notes receivable, and other obligations presented as assets on the books, records and financial statements of an Entity or a person, in accordance with GAAP, indicating moneys owed, due and payable to that Entity or person on whose financial statements such receivables are presented.

     1.31 "SEC". The Securities and Exchange Commission.

     1.32 "Securities Act". The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.

     1.33 "Seller". Rising Phoenix Development Group Ltd., a British Columbia corporation, which, pursuant to the provisions of this Agreement, is selling the Acquired Assets.

     1.34 "Seller Balance Sheet". The most recent balance sheet included in the Audited Financial Statements of the Seller.

     1.35 "Subsidiary" or "Subsidiaries". With respect to any Entity, another Entity of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the woe equity interest, is owned by such first Entity, directly or indirectly.


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     1.36 "Transaction". The sale of the Acquired Assets, subject to the Assumed
Liabilities, for the consideration as contemplated by, and on the terms and subject to the conditions of, this Agreement.

     1.37 "Unaudited Financial Statements". The balance sheet, income statement, statement of stockholders' equity and statement of cash flows or equivalent statements of the respective, subject Entity or person, as commonly prepared, as at October 31, 1999, with comparable statements for the similar period of the prior fiscal year.

     1.38 "Welfare Plan". A "welfare plan" or an "employee welfare benefit plan," as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.

                                   ARTICLE II
                                 THE TRANSACTION

     2.1 The Transaction. On the Closing Date, and at the Closing Time, on, and in all instances subject to, each of the terms, conditions, provisions and limitations specified in this Agreement, the Seller shall sell, transfer, convey, assign, deliver and set over to the Purchaser, by instruments satisfactory in form and substance to the Purchaser, and the Purchaser shall acquire from the Seller, the Acquired Assets, subject to the Assumed
Liabilities, and only those Liabilities and no others, in exchange for the Consideration. The assets specified on Schedule 2.1 to this Agreement, the provisions of which, by this reference, are made a part of this Agreement as though specified completely and specifically at length in this Section 2.1, are all the assets reasonably necessary for the conduct of the Acquired Business in the ordinary course and in the same manner as that in which such business has been conducted in the immediate past, including, but not limited to, all Proprietary Rights of the Seller so used in the ordinary conduct of the Acquired Business and all contract, warranty, and other intangible rights relating to or resulting from such Acquired Business. Neither the Purchaser nor any of its Affiliates is assuming, becoming liable for, agreeing to discharge or in any manner becoming in any way responsible for, any of the Liabilities of the Seller, other than those Liabilities expressly specified on Schedule 2.1 and accepted by the Purchaser pursuant to this Section 2.1.

     2.2 Delivery of Consideration. Pursuant this Transaction, the Purchaser shall deliver or cause to be delivered on the Closing Dare (i) the certificate evidencing and representing the Subject Shares. The Purchaser has, prior to the execution of this Agreement, delivered to the Seller Seventy-Five Thousand Dollars ($75,000.00) in partial performance of Purchaser's obligation to deliver the Consideration.



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     2.3 Closing.  The Closing of the transaction  shall occur at the offices of
Stepp & Beauchamp LLP, 1301 Dove Street, Suite 460, Newport Beach, California, at 10:00 A.M., or at such other place as the Purchaser and the Seller may agree, on the Closing Date.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as follows:

     3.1 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

     3.2 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to carry out its obligations specified by the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including the issuance and delivery of the Subject Shares. The Purchaser has, and any officer, director or representative executing this Agreement for and on behalf of the Purchaser has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Purchaser and is enforceable completely against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally, and subject to approval of any and all governmental regulatory agencies and authorities having jurisdiction of the relationship between the parties contemplated by the provisions of this Agreement and the Transaction.

     3.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by the Purchaser of its obligations specified by the provisions of this Agreement (except for compliance with any regulatory or licensing laws applicable to the business of the Purchaser, all of which, to the extent applicable to the Purchaser (and to the extent within its Control), will be satisfied in all material respects prior to the Closing) do not (i) conflict with, and will not result in a breach of, any of the provisions of the Certificate of Incorporation or Bylaws of the Purchaser; (ii) contravene any law, rule or regulation of any state or commonwealth, the United States, (except for compliance with regulatory or licensing laws, all of which, to the extent applicable to the Purchaser (and to the extent within the Control of the Purchaser), will be satisfied in all material respects prior to the Closing), or any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award affecting or obligating the Purchaser, in such a manner as to provide a basis for enjoining or otherwise


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preventing  consummation of the Transaction;  (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Purchaser is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (iv) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

     3.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Purchaser or any of its Subsidiaries.

     3.5 Taxes. The Purchaser has properly filed or caused to be filed all federal, state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by the Purchaser and has paid, or made full and adequate provision for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods for which such returns, reports and declarations are applicable.

     3.6 Litigation. No investigation or review by any governmental agency with respect to the Purchaser is pending or threatened (other than inspections and reviews customarily made of businesses such similar to that the Purchaser), nor has any governmental agency indicated to the Purchaser an intention to conduct the same. There is no action, litigation matter or proceeding pending or threatened against or affecting the Purchaser at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     3.7 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Purchaser for the benefit of directors, officers or employees of, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Purchaser, on the one hand, and any current or former directors, officers or other employees (or Affiliates thereof), on the other hand, except as disclosed to the Seller in writing. The Purchaser is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of rime or until any specific age.

     3.8 Compliance With Laws. The Purchaser is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, but nor limited to, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Purchaser and the Purchaser has all permits, licenses, zoning rights and other governmental authorizations necessary to conduct its business as presently conducted.


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     3.9 Ownership of Assets.  The Purchaser has good,  marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by the Purchaser in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by the Purchaser; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for ties not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are nor substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person or Entity has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets. The Purchaser does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Purchaser has notice, that would materially affect the Purchaser's ability to use and to utilize each of the Purchaser's assets. The Purchaser has received no notices from any mortgagee regarding any of its leased properties.

     3.10 Proprietary Rights. The Purchaser possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of the Purchaser's Proprietary Rights; the Purchaser has not received any notice of conflict which asserts the rights of others with respect thereto; and the Purchaser has in all material respects performed all of the obligations required to be performed by the Purchaser, and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

     3.11 Subsidiaries. All of the Subsidiaries of Purchaser; direct or indirect, have been identified by the Purchaser to the Seller, and the Purchaser has no other Subsidiaries.

     3.12 Trade Names. The Purchaser has not utilized any fictitious business names or similar names in the conduct of the Purchaser's business or in the utilization of the Purchaser's assets.

     3.13 Employee Benefit Plans. The Purchaser does not maintain or contribute to any Pension Plan or any Welfare Plan, nor is the Purchaser presently, nor has the Purchaser been within the last six (6) years, a participating employer in any Multiemployer Plan, affecting, in any case, employees of the Purchaser.

     3.14  Accounts  Receivable.   All  accounts  receivable  of  the  Purchaser
represent transactions in the ordinary course of business and are current and collectible.

     3.15 Accounts Payable. The accounts payable of the Purchaser at the time of the Closing will be all amounts owed by the Purchaser in respect of trade accounts due and other Payables of the Purchaser.

     3.16 Labor Matters. There are no activities or controversies, including, but not limited to, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Purchaser, threatened, affecting employees of the Purchaser.



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                                      E-24

     3.17 Insurance. The Purchaser has insurance policies in full force and effect insuring the assets of the Purchaser and such insurance policies provide for coverages which are usual and customary in the business of the Purchaser as to amount and scope, and are adequate to protect the assets of the Purchaser against any reasonably foreseeable risk of loss, including business interruption. The Purchaser has not within the past three (3) years received any notice of cancellation of any insurance agreement affecting the assets of the Purchaser.

     3.18 Full Disclosure. The documents, certificates and other writings furnished or to be furnished by or on behalf of the Purchaser to the Seller pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the information specified therein, considering the circumstances pursuant to which such information was specified not misleading.

     3.19 Capitalization; the Subject Stock; Related Matters. The authorized capital stock of the Purchaser consists of one hundred million (100,000,000) shares of $.0001 par value common stock. As of the date of this Agreement, there are eighteen million four hundred ninety-seven thousand five hundred (18,497,500) shares of such common stock issued and outstanding. The Subject Shares, when issued, will be duly, legally and validly issued and will be non-assessable.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser as follows:

     4.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

     4.2 Authority Relative to This Agreement. The Seller has the requisite corporate power and authority to carry out its obligations specified by the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Seller and no other corporate proceedings on the part of the Seller are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including the sale and delivery of the Acquired Business and each of the Acquired Assets, except for shareholder approval specified elsewhere in this Agreement. The Seller has, and any officer, director or representative executing this Agreement for and on behalf of the Seller has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Seller and is enforceable completely against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally, and subject to approval of any and all governmental regulatory agencies and authorities having jurisdiction of the relationship between the parties contemplated by the provisions of this Agreement and the Transaction.

     4.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by the Seller of its obligations specified by the provisions of this Agreement, do not (i) contravene any law, ordinance, rule or regulation of any State or Commonwealth or political subdivision of the United States except for and compliance with regulatory or licensing laws all of which, to the extent applicable to the Seller (and to the extent within the Control of the Seller), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligates the Seller or all or any part of the Acquired Business or any of the Acquired Assets or any material properties of the Acquired Business, except in any such event when such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business or any of the Acquired Assets and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the Transaction; (ii) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Seller or any of part of the Acquired Business is a party or by which any of the material properties of the Acquired Business may be affected or obligated; (iii) require the authorization, consent, approval, or license of any third party; or (iv) provide justification for the loss or suspension of any permits, licenses, or other authorizations used in the Acquired Business.

     4.4 Broker. No broker, finder or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Seller or any of its Subsidiaries. The Seller does not have any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Seller is a party.

     4.5 Financial Statements. On or before the Closing, the Seller will deliver or cause to be delivered to the Purchaser the following:

     1.   Audited Financial Statements;

     2.   Unaudited Financial Statements;

     3. All documents of the Seller filed with the SEC within the four (4) years preceding the date of execution of this Agreement; and

     4.   The Projections.

     All of the historical financial statements contained in such documents were prepared from the books and records of the Seller. The Audited Financial Statements were prepared in accordance with GAAP, and fairly and accurately present the financial situation and condition of the Seller as at the dates and for the periods indicated. Without limiting the foregoing, at the date of the Seller Balance Sheet, the Seller owned each of the assets specified on the Seller Balance Sheet, and the valuation of such assets in the Seller Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date; and the Seller had no Liabilities, other than those specified in the Seller Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Seller Balance Sheet. The Unaudited Financial Statements were prepared in a manner consistent with the basis of presentation used in the Audited Financial Statements, and fairly present the financial situation and condition of the Seller as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material. The Projections reasonably anticipate the results of operations that the Seller expects it will achieve, absent the occurrence of extraordinary events or unusual conditions of which the Seller is not presently on notice. From the date of this Agreement through the Closing Date the Seller will continue to prepare financial statements on the same basis that it has done so in the past, will promptly deliver the same to the Purchaser, and the foregoing representations will be applicable to each financial statement so prepared and delivered.

     4.6 No Undisclosed Liabilities. The Seller has no Liabilities which are not adequately presented or reserved against on the Seller Balance Sheet, except Liabilities incurred since the date of the Seller Balance Sheet in the ordinary course of business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of the Acquired Facilities or locations for which the Seller is or will be responsible and (b) there are no deferred rents due to lessors at or with respect to any of such Acquired Facilities or locations.

     4.7 No Material Adverse Change, Etc. Since the date of the Seller Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (i) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Seller; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Seller; (iii) any entry into or termination of any material commitment, contract, agreement or transaction (including, but not limited to, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving the Seller, other than this Agreement and agreements executed in the ordinary course of business; (iv) any redemption, repurchase or other acquisition for value of its capital stock by the Seller, or any issuance of capital stock of the Seller or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside or paid on capital stock of the Seller; (v) any transfer of or right granted pursuant to any material lease, license, agreement, patent, trademark, trade name or copyright of the Seller; (vi) any sale or other disposition of any asset of the Seller, or any mortgage, pledge or imposition of any lien or other encumbrance on any asset of the Seller, other than in the ordinary course of business, or any agreement relating to any of the foregoing; or (vii) any default or breach by the Seller in any material respect pursuant to any contract, license or permit. Since the date of the Seller Balance Sheet, the Seller has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (i) executive compensation amounts, (ii) the manner in which other employees of the Seller are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (d) inventory amounts in relation to sales amounts, except, in any such event, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Seller.

     4.8 Taxes. The Seller has properly filed or caused to be filed all federal, state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by the Seller and that relate to or in any way affect the Acquired Business or the Acquired Assets and has paid, or made full and adequate provision for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods for which such returns, reports and declarations are applicable.

     4.9 Litigation. No investigation or review by any governmental agency with respect to the Acquired Business or any of the Acquired Assets or the use thereof is pending or threatened (other than inspections and reviews customarily made of businesses such as the Acquired Business), nor has any governmental agency indicated to the Seller an intention to conduct the same. There is no action, litigation matter or proceeding pending or threatened against or affecting the Acquired Business or the Acquired Assets at law or, in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality.

     4.10 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation or other plans, agreements, trusts, funds or arrangements maintained by the Seller, and there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Seller, on the one hand, and any current or former employees of the Seller (or Affiliates thereof), on the other hand. The Seller is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly, or as a consultant or otherwise, any person for any specific period of time or until any specific age.

     4.11 Compliance With Laws. The Acquired Business and each of the Acquired Assets is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to the operations of the Acquired Business, including, but not limited to, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Acquired Business or utilizing any of the Acquired Assets, and the Acquired Business has all permits, licenses, zoning rights and other governmental authorizations necessary to conduct the Acquired Business as presently conducted. All such permits, licenses, zoning rights and other governmental authorizations will, as a part and consequence of the Transaction, be transferred to the Purchaser at the Closing.

     4.12 Ownership of Assets. The Seller has good, marketable and insurable tide, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by the Seller and comprising any part of the Acquired Assets or the Acquired Business, or used by it in the conduct of the Acquired Business in such in manner as to create the appearance or reasonable expectation that the same is owned or leased by the Seller; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person or Entity has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets; and such ownership will be conveyed to the Purchaser at the Closing pursuant to the Transaction. The Seller does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Seller has notice, that would materially affect the Purchaser's ability to use and to utilize each of such assets in the business of the Acquired Business. The Seller has received no notices from any mortgagee regarding any leased properties of the Acquired Business or the leasehold interest in which comprises any part of the Acquired Assets.

     4.13 Proprietary Rights. The Seller possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights used in the Acquired Business or utilized in conjunction with the Acquired Assets, and all such ownership, license or other rights shall be conveyed to the Purchaser at the Closing pursuant to the Transaction; the Seller has not received any notice of conflict which asserts the rights of any other person or Entity with respect thereto; and the Seller has in all material respects performed all of the obligations required to be performed by the Seller, and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

     4.14 Trade Names. The Seller has nor utilized any trade name, fictitious business name, or other similar name to conduct any part of the Acquired Business or to utilize any of the Acquired Assets during the ten (10) years preceding the date of this Agreement.

     4.15 Employee Benefit Plans. The Seller does not maintain or contribute to any Pension Plan or Welfare Plan, nor is the Seller presently, nor has the Seller been within the last six (6) years, a participating employer in any Multiemployer Plan, affecting, in any case, employees of the Acquired Business or employees of the Seller.

     4.16 Facilities. The Acquired Facilities are (as to physical plant and structure) structurally sound and none of the Acquired Facilities, nor any of the vehicles or other equipment used by the Seller in connection with the Acquired Business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are being put; none of such Acquired Facilities, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Seller is not in breach, violation or default of any lease affecting the Acquired Business or the Acquired Assets with respect to, or as a result of, which the other party

(whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Seller has not received notice of any claim or assertion that the Seller is or may be in any such breach, violation or default.

     4.17 Accounts Receivable. All accounts receivable of the Seller, whether or not specified on the Seller Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the Seller Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

     4.18 Inventories. All Inventories of the Seller are of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of the Seller at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expenses and allocation of overhead.

     4.19 Contracts. The Schedule 4.19 to this Agreement specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which the Seller is a party. Schedule 4.19 to this Agreement also specifies a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, Schedule 4.19 to this Agreement specifies a description of all leases of properties by the Seller, including all amendments, supplements, extensions and modification thereof, identifying, inter alia, the dare each such document was executed and its effective period. The Seller is not a party to any executory contract to sell or transfer any part of any leasehold interest of the Seller. True and accurate copies of all leases, and of all amendments, supplements, extensions, modifications thereof, have heretofore been delivered to the Purchaser by the Seller.

     4.20 Accounts Payable. The accounts payable specified on the Seller Balance Sheet do, and those specified in the most recent balance sheet included in the Unaudited Financial Statements do, and those specified on the books and records of the Seller at the time of the Closing will, specify all amounts owed by the Seller in respect of trade accounts due and other Payables, and the actual Liabilities of the Seller in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of the Seller, as the case may be.

     4.21 Labor Matters. There are no activities or controversies, including, but not limited to, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Seller, threatened, affecting employees of the Seller.

     4.22 Insurance. The Seller has insurance policies in full force and effect insuring the Acquired Assets and the Acquired Business, and such insurance policies provide for coverages which are usual and customary `in the business of the Acquired Business as to amount and scope, and arc adequate to protect the Acquired Business and the Acquired Assets against any reasonably foreseeable risk of loss, including business interruption. The Seller has not within the past three (3) years received any notice of cancellation of any insurance agreement affecting the Acquired Assets or the Acquired Business.

     4.23 Title to and Utilization of Real Properties. The Seller owns fee, simple, insured title to all real property included in the Acquired Assets and has the unfettered right to use the same, and is not aware of any claim, notice or threat to the effect that the Seller's right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceeding toward condemnation or confiscation, in whole or in part, or is otherwise subject to challenge. Each parcel of real property the ownership of, or leasehold interest in, which is included among the Acquired Assets is free of any and all hazardous wastes, toxic substances, or other types of contamination or matters of environmental concern, and the Seller is not subject to any liability resulting from or related to any such wastes, substances, contaminants or matters of environmental concern in connection with any such property. The Seller has, in conjunction with acquiring ownership of, or any leasehold interest in, each parcel of real property the ownership of, or leasehold interest in, which is included among the Acquired Assets, (i) caused an audit and examination to be made as to the existence of any hazardous wastes, toxic substances or other types of contamination or matters of environmental concern affecting each such property, which examination indicated that such property was free of any such wastes, substances, contaminants or other matters of environmental concern, and the Seller has delivered a copy of the report of such audit and examination to the Purchaser; and (ii) obtained an appropriate policy of title insurance insuring the interest of the Seller in such property, which insurance policy was not subject to any exceptions not reasonably acceptable in the ordinary course of business, and a copy of which has been delivered to the Purchaser.

     4.24 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Seller to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the information specified, considering the circumstances pursuant to which such information was specified, not misleading.

     4.25 Actions Since Seller Balance Sheet Date. Since the date of the Seller Balance Sheet, the Seller has taken no actions that would be prohibited pursuant to the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

     4.26 The Seller's Acquisition Intention. Seller represents and confirms to the Purchaser that it (i) is an "accredited investor" within the meaning of Rule 501(a) pursuant to the Securities Act or, if not such an accredited investor, has, alone or together with a purchaser representative within the meaning of Rule 501(b) pursuant to the Securities Act, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchaser's securities; (ii) is aware of the limits on resale of the Subject Shares imposed because of the nature of the Transaction (Rule 144); and (iii) is receiving the Subject

Shares without registration pursuant to the Securities Act, in reliance on that exemption from registration and prospectus delivery requirements of the Securities Act specified by Regulation S promulgated pursuant to the Securities Act for investment, and without any intent to sale, resale, or otherwise distribute the Subject Shares in any manner that is in violation of the Securities Act. The certificates representing the Subject Shares, when delivered to the Seller at the Closing, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities, and may have placed upon them the following legend:

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 AS AMENDED ("ACT"), AND HAVE BEEN
OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION SET FORTH IN REGULATION S PROMULGATED PURSUANT THERETO. WITHOUT SUCH REGISTRATION AND UNTIL THE COMPANY BECOMES A "REPORTING COMPANY", SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN A MANNER ALLOWED BY REGULATION S AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT, APPLICABLE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

     Seller shall not transfer or attempt any transfer of any the Subject Shares without first complying with the substance of that legend, and satisfaction of the Purchaser may, if the Purchaser so requests, depend in part upon an opinion of counsel acceptable in form and substance to the Purchaser, a no-action letter of the SEC, or equivalent evidence. Seller acknowledges, without limitation, that the foregoing agreement and representation shall apply to the Subject Shares issued to Seller.


                                    ARTICLE V
                           COVENANTS OF THE PURCHASER

     5.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, the Purchaser will take every action reasonably required of the Purchaser in order to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, substantially as contemplated by this Agreement and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Seller in this Agreement are and remain true and accurate and that the covenants and agreements of the Seller in this Agreement are honored and that the conditions to the obligations of the Purchaser set forth in this Agreement are not incapable of satisfaction.

     5.2 Cooperation. The Purchaser shall cooperate with the Seller and its counsel, accountants and agents in every way in closing and consummating the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Seller.

     5.3 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Purchaser in connection with this Agreement and the Transaction shall be paid by the Purchaser.

     5.4 Publicity. Prior to the Closing any written news releases by the Purchaser pertaining to this Agreement or the Transaction shall be submitted to the Seller for review and approval prior to release by the Purchaser, and shall be released only in a form approved by the Seller; provided, however, that (i) such approval shall not be unreasonably withheld, and (ii) such review and approval shall not be required of releases by the Purchaser, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

     5.5 Access and Information. The Purchaser shall provide to the Seller and to the Seller's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the Purchaser's properties, books, contracts, commitments, records (including, but not limited to, tax returns) and personnel relating to the Purchaser and, during such period, the Purchaser shall furnish promptly to the Seller (i) all written communications relating to the business of the Purchaser,
(ii) internal monthly financial statements of the Purchaser when and as available, and (iii) all other information relating to the business of the Purchaser, as the Seller may reasonably request, but no investigation pursuant to this Section 5.5 shall affect any representations or warranties of the Purchaser or the conditions to the obligations of the Seller to consummate the Transaction. In the event of the termination of this Agreement, the Seller will, and will cause its representatives to, deliver to the Purchaser or, upon Purchaser's request, destroy all documents, work papers and other material, and all copies thereof, obtained by the Seller or on the Seller's behalf from the Purchaser as a result of this Agreement or in connection with this Agreement or the Transaction, whether so obtained before or after the execution of this Agreement, and will hold in confidence all confidential information that has been designated as such by the Purchaser in writing or by appropriate and obvious notation and will not use any such confidential information, except in connection with the Transaction, until such time as such information is otherwise publicly available. Seller and its representatives shall assert their rights pursuant to this Section 5.5 in such manner as to minimize interference with the business of the Purchaser.

     5.6 Conduct of Business Pending the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Seller shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Purchaser will comply with each of the following:

     (1) The business of the Purchaser will be conducted only in the ordinary and usual course, the Purchaser shall keep intact the business organization and goodwill of the Purchaser's business, keep available the services of the employees of the Purchaser and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Purchaser, and the Purchaser shall immediately notify the Seller of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Purchaser;

     (2) The Purchaser shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the business of the Purchaser;

     (3) The Purchaser shall not (a) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any employees of the Purchaser or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee;

     (4) The Purchaser shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets;

     (5) The Purchaser shall not enter into, or terminate, any material contract, agreement, commitment, or understanding relating to or affecting the business of the Purchaser;

     (6) The Purchaser shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through (5) above;

     (7) The Purchaser will continue properly and promptly to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by the Purchaser, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Purchaser;

     (8) The Purchaser will comply with all laws and regulations applicable to the operations of the Purchaser;

     (9) The Purchaser shall not issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, the Purchaser's capital stock of any class, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing; and

     (10) The Purchaser will maintain in full force and effect insurance coverage relating to the Purchaser's business of a type and amount customary in the business of the Purchaser (but not less than that presently in effect).

     5.7 Updating of Exhibits. The Purchaser shall notify the Seller of any changes, additions or events which may cause any change in or addition or events to any schedules or exhibits delivered by the Purchaser pursuant to this Agreement, promptly after the occurrence of the same and at the Closing by the delivery of updates of all schedules and exhibits. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Seller specifically agrees thereto in writing nor shall any such notification be considered to constitute or be a waiver by the Seller of any condition set forth in this Agreement.

     5.8 Issuance and delivery of the Subject Shares. On the Closing, the Purchaser shall issue and deliver or caused to be issued and delivered to the Seller a certificate evidencing three million eight hundred thousand (3,800,000) shares of the Purchaser's $.0001 par value common stock; which certificate shall specify appropriate legend regarding the restricted nature of those shares;


                                   ARTICLE VI
                             COVENANTS OF THE SELLER

     6.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, the Seller will take every action reasonably required of the Seller to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are correct and that the conditions to the obligations of the Seller set forth in this Agreement are not incapable of satisfaction.

     6.2 Name. The Seller agrees that following consummation of the Transaction, neither the Seller nor any Entity the Seller Controls or Affiliate of the Seller shall make any attempt to make any use of any name pursuant to which the Seller has conducted the Acquired Business, or authorize any other person or Entity to do so, without the consent of the Purchaser.

     6.3 Access and Information. The Seller shall provide to the Purchaser and to the Purchaser's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns) and personnel relating to the Acquired Assets or the Acquired Business and, during such period, the Seller shall furnish promptly to the Purchaser (i) all written communications relating to the Acquired Assets or the Acquired Business, (ii) internal monthly financial statements of the Acquired Business when and as available, and (iii) all other information relating to the Acquired Assets or the Acquired Business as the Purchaser may reasonably request, but no investigation pursuant to this Section 6.3 shall affect any representations or warranties of the Seller, or the conditions to the obligations of the Purchaser to consummate the Transaction. In the event of the termination of this Agreement, the Purchaser will, and will cause the Purchaser's representatives to, deliver to the Seller or, upon Seller's request, destroy all documents, work papers, and other material, and all copies thereof, obtained by the Purchaser or on the Purchaser's behalf from the Seller as a result of this Agreement or in connection with this Agreement or the Transaction, whether so obtained before or after the execution of this Agreement, and will hold in confidence all confidential information that has been designated as such by the Seller in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. Purchaser and its representatives shall assert their rights pursuant to this Section 6.3 in such manner as to minimize interference with the business of the Seller.

     6.4 No Solicitation. The Seller and those acting on behalf of the Seller will not, and the Seller will use its best efforts to cause its employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or Entity other than the Purchaser and its officers, employees, and agents, relating to the Acquired Assets or the Acquired Business. The Seller will notify the Purchaser immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Seller's business, or providing information to government authorities.

     6.5 Conduct of Business Pending the Transaction. The Seller covenants and agrees with the Purchaser that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Seller will comply with each of the following:

     (1) The Acquired Business, and the other businesses of the Seller that relate to, use or affect the Acquired Assets, if any, will be conducted only in the ordinary and usual course, the Seller shall keep intact the business organization and goodwill of the Acquired Business, keep available the services of the employees of the Seller and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Acquired Business, and the Seller shall immediately notify the Purchaser of any event or occurrence or emergency material to, sand not in the ordinary and usual course of business of, the Acquired Business or affecting any material part of the Acquired Assets;

     (2) The Seller shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the Acquired Business or any of the Acquired Assets, except in the ordinary course of business and consistent with past practice;

     (3) The Seller shall not (a) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any employees of the Seller, or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee;

     (4) The Seller shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Acquired Assets except for sales, encumbrances and other dispositions or grants in the ordinary course of business of the Acquired Business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or as specifically provided for or permitted in this Agreement;

     (5) The Seller shall not enter into, or terminate, any material contract, agreement, commitment, or understanding relating' to or affecting the Acquired Assets or the Acquired Business;

     (6) The Seller shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, wit respect to any of the matters referred to in subparagraphs (1) through (5) above;

     (7) The Seller will continue properly and promptly to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by it relating to the Acquired
          Assets or the Acquired Business, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Seller relating to the Acquired Assets or the Acquired Business;

     (8) The Seller will comply with all laws and regulations applicable to the operations of the Acquired Business and the utilization of the Acquired Assets; and

     (9) The Seller will maintain in full force and effect insurance coverage relating to the

          Acquired Assets and the Acquired Business of a type and amount customary in the business of the Acquired Business (but not less than that presently in effect).

     6.6 Cooperation. The Seller will cooperate with the Purchaser and the Purchaser's counsel, accountants and agents in every way in consummating and closing the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

     6.7 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Seller in connection with this Agreement and the Transaction shall be paid by the Seller.

     6.8 Publicity. Prior to the Closing any written news releases by the Seller relating to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Seller, and shall be released only in a form approved by the Purchaser.

     6.9 Updating of Exhibits and Disclosure Documents. The Seller shall notify the Purchaser of any changes, additions, or events which may cause any change in or addition to any schedules or exhibits delivered by the Seller pursuant to this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to all such schedules and exhibits. No such notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Purchaser specifically agrees thereto in writing nor shall any such notification be considered to constitute or be a waiver by the Purchaser of any condition set forth in this Agreement.

     6.10 Payment of Unassumed Liabilities. The Seller agrees promptly to pay when due, or otherwise to discharge, without cost or expense to the Purchaser, each and every Liability of the Seller that is not specifically assumed by the Purchaser pursuant to this Agreement, as described in Section 2.1 of this Agreement.

     6.11 Continued Action Regarding Exemption. The Seller shall take any and all additional action which is necessary or appropriate to maintain that exemption from the registration and prospectus delivery requirements of the Securities Act provided by Regulation S promulgated pursuant to the Securities Act.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

     7.1 Conditions to Obligation of Purchaser. The obligation of the Purchaser to effect and consummate the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Purchaser shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction;

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction;

     (3) The Seller shall have performed in all material respects each of the Seller's agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

     (4) No material adverse change shall, in the judgment of the Purchaser, have taken place in the business condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets since the date of this Agreement other than those, if any, that result from the changes permitted by this Agreement;

     (5) The representations and warranties of the Seller set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the judgment of the Purchaser, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets, as of the Closing, as if made as of the Closing; and

     (6) The Purchaser shall have received from the Seller an officers' certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Seller (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions in Paragraphs (3), (4), and (5) of this section (to the best of their knowledge).

     7.2 Conditions to Obligation of the Seller. The obligation of the Seller to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Seller shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors required by law to consummate the Transaction;

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

     (3) The Purchaser shall have performed in all material respects the Purchaser's agreements and obligations specified in this Agreement required to be performed on or prior to the Closing;

     (4) The representations and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser, as of the Closing Date as if made as of the Closing Date; and

     (5) The Seller shall have received from the Purchaser an officers' certificate, executed by the Chief Financial Officer and the Chief
          Executive Officer of the Purchaser (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions of Paragraphs (3) and (4) of this section (to the best of their knowledge).

                                  ARTICLE VIII
              DOCUMENTS AND INSTRUMENTS TO BE DELIVERED AT CLOSING

     8.1 The Purchaser to the Seller. On the Closing, the Purchaser shall deliver or cause to be delivered the following instruments and documents to the
Seller:

     (1) A certificate evidencing and representing three million eight hundred thousand (3,800,000) shares of the Purchaser's $.0001 par value common stock (the Subject Shares), which certificate shall specify the appropriate legend regarding the restricted nature of those Subject Shares; and

     (2)  The Officers' Certificate  contemplated by the provisions of Paragraph
          (5) of Section 7.2 of this Agreement.

     8.2 The Seller to the Purchaser. On the Closing, the Seller shall deliver or cause to be delivered the following instruments and documents to the
Purchaser:

     (1) A Bill of Sale, executed by the President and the Secretary of the Seller, pursuant to which title to the Acquired Assets are transferred and vested in the Purchaser;

     (2) All books, records, journals, disks, checks, minute books, documents, memoranda and other instruments relating to the business of the Seller which are necessary or appropriate to enable the Purchaser to carry on and conduct the business and affairs of the Acquired Business and to utilize the Acquired Assets after the Closing; and

     (3)  The officers' Certificate  contemplated by the provisions of Paragraph
          (6) of Section 7.1 of this Agreement.

                                   ARTICLE IX
                          TERMINATION, AMENDMENT WAIVER

     9.1 Termination. This Agreement and the Transaction may be terminated at any time prior to the Closing:

     (1)  By mutual consent of the Purchaser and the Seller; or

     (2) By either Purchaser or the Seller, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of Purchaser, as specified in Section 7.1 of this Agreement, or, in the case of the Seller, as provided in Section
          7.2 of this Agreement, were not, or cannot reasonably be, satisfied on or before December __, 1999, unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

     9.2 Amendment. This Agreement may be amended by the Purchaser and the Seller by action taken at any time. This Agreement may not be amended, except by an instrument in writing signed on behalf of the Purchaser and the Seller.

     9.3 Waiver. At any time prior to the Closing, the Purchaser or the Seller may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties specified in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the agreements or conditions specified in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                               GENERAL PROVISIONS

     10.1. Notices. Any notice, direction or instrument required or permitted to be given pursuant to this Agreement shall be given in writing by (i) telegram, facsimile transmission or similar method, if confirmed by mail as herein provided, by mail; (ii) if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party at the addresses of the parties specified, below. If given by telegram or facsimile transmission or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second (2nd) business day following the day after which it was mailed. Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:

          If to Seller:            Rising Phoenix Development Group Ltd.
                                   409 Granville Street, Suite 304
                                   Vancouver, British Columbia V6C 1T2

          If to Purchaser:         Power Direct, Inc.
                                   1288 Alberni Street, Suite 806
                                   Vancouver, British Columbia V6E 4N5

     10.2. Indemnification Seller shall save Purchaser harmless from and against and shall indemnify Purchaser for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property or personal or business character or reputation) sustained by any person or to property by reason of any act, neglect, default or omission of Seller or any of Seller's agents, employees or other representatives, and Seller shall pay all amounts to be paid or discharged in case of an action or any such damages or injuries. If Purchaser is sued in any court for damages by reason of any of the acts of Seller, Seller or such other party shall defend the resulting action (or cause same to be defended) at Seller's expense and shall pay and discharge any judgment that may be rendered in any such action; if Seller fails or neglects to so defend in such action, Purchaser may defend such action and any expenses, including reasonable attorneys' fees, which Purchaser may pay or incur in defending such action and the amount of any judgment which Purchaser may be required to pay shall be promptly reimbursed by Seller upon demand by Purchaser.

     10.3 Recovery of Enforcement Costs. In the event either party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, the prevailing party shall be entitled to receive from the losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

     10.4 Assignment. Neither party shall have the right, without the consent of the other party, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

     10.4. Captions and Interpretations. Captions of the articles, sections and paragraphs of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

     10.5 Entire Agreement. This Agreement and the exhibits to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiatons, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. No provision of any exhibit or schedule to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the


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matter  specified in such exhibit or schedule shall explicitly so provide to the contrary, in the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the appended exhibits or schedules, the provisions of this Agreement shall prevail and control in all instances.

     10.6 Choice of Law.  This  Agreement  shall be deemed to have been  entered into in the State of Delaware. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Delaware without regard to conflicts of law principles.

     10.7 Number and Gender. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa.

     10.8 Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this article, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

     10.9 Third Party Beneficiaries. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

     10.10 Severability. In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

     10.11 Governmental Rules and Regulations. The transactions contemplated by the provisions of this Agreement are and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that transaction.

     10.12 Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible. Counsel for the Purchaser shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within thirty
(30) days after the receipt by such counsel


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of the last signed copy, and such counsel shall cause one such conformed copy to be filed in the principal office of such counsel.

     10.13 Reservation of Rights. The failure of any party at any time or times hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect of diminish any right of such party failing to require strict performance, to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions specified in this Agreement. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of any party, its agents, trustees, officers, or employees and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to any non-waiving party specifying such waiver, and each party reserves such party's rights to insist upon strict compliance herewith at all times.

     10.14 Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by either party whether before or after the execution of this Agreement. The covenants, representations, and warranties of the Seller and the Purchaser are made only to and for the benefit of the ether and shall not create or vest rights in other persons.

     10.15 Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

     10.16 Force Majeure. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shill give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes,


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

lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used herein shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightening, fire, epidemics, quarantine restrictions, public demonstration, storm, flood, explosion, freight embargoes, governmental action, governmental delay, restraint or inaction, unavailability of equipment, default of a party's subcontractors or suppliers, and any other cause or event, whether of the kind enumerated specifically herein, or otherwise which is not reasonably within the control of the party claiming such suspension.

     10.17 Consent to Agreement. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment.

     10.18 Waiver and Modification. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     10.19 Further Assurances. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.


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IN WITNESS  WHEREOF,  the undersigned have caused this Agreement to be signed in duplicate on the date first written above by their respective officers thereunto duly authorized.

Power Direct, Inc.,
a Delaware corporation

By:  /s/ Jack Sha
     --------------------------------
     Jack Sha
Its: President

By:  /s/ Ferdinand Marehard
     --------------------------------
     Ferdinand Marehard
Its: Secretary

Rising Phoenix Development Ltd.,
a British Columbia corporation

By:  /s/ Robert Klein
     --------------------------------
     Robert Klein
Its: President

By:  [ILLEGIBLE]
     --------------------------------

Its: Secretary


     /s/ Jeffrey Shear
     --------------------------------
     Jeffrey Shear


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